Exhibit 10.25

December 22, 2008

Mr. Geoffrey Sears

EmeryStation Triangle, LLC

1120 Nye Street, Suite 400

San Rafael, CA 94901

Re: Pilot Plant Expansion Right

Dear Geoff:

We have elected not to lease the Expansion Premises, as defined in that certain Lease dated April 25, 2008 between EmeryStation Triangle, LLC and Amyris Biotechnologies, Inc. (the “Lease”). This letter serves as notice of the waiver of our Expansion Premises Termination Right under Section 2.7(f) of the Lease.

Best Regards,

/s/ Chris Jaenike

Chris Jaenike

Assistant General Counsel